Exhibit 23.4

Consent of Webb & Company, P. A., Independent Registered Public Accounting Firm

Webb & Company, P.A.
Certified Public Accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Annual Report on Form 10-K of CUI Global, Inc. (f/k/a Waytronx, Inc.) for the year ended December 31, 2010 of our report dated March 30, 2011 included in its Registration Statement on Form S-8 (Ref No. 0-29933) dated November 11, 2009 relating to the financial statements and financial statement schedules for the two years ended December 31, 2010.

Webb & Company, P.A.

WEBB & COMPANY, P.A.
Certified Public Accountants

Boynton Beach, Florida
March 30, 2011

1500 Gateway Boulevard, Suite 202 • Boynton Beach, FL 33426
Telephone: (561) 752-1721 • Fax: (561) 734-8562
www.cpawebb.com